UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 6, 2007
IDENIX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-49839 (Commission File Number)	45-0478605 (I.R.S. Employer Identification No.)

60 Hampshire Street Cambridge, MA (Address of principal executive offices)	02139 (Zip Code)
(617) 995-9800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;
                     Compensatory Arrangements of Certain Officers
     At a meeting of the Compensation Committee of the Board of Directors of Idenix Pharmaceuticals, Inc. (the “Company”) held on March 6, 2007, the members of the Committee authorized the payment of annual bonus awards to the Company’s executive officers identified below for services rendered during the year ended December 31, 2006. Additionally, the members of the Committee approved annual base salaries and targets for cash and equity bonuses for 2007 for each of these executive officers.
     Identified below is the 2006 cash bonus award and 2007 annual base salary, target cash and equity bonus data with respect to each of the Company’s “named executive officers” (as used in Instruction 4 to Item 5.02 of Form 8-K) other than its chief executive officer for whom compensation matters are expected to be reviewed and approved by the board of directors at a later date. For each named executive officer, the 2006 cash bonus was based on the Company’s overall 2006 performance, as well as each officer’s individual performance measured against performance goals established at the beginning of the fiscal year for both the Company and the respective officer. The corporate performance component accounted for 60% of the total bonus and the individual performance component accounted for 40% of the total bonus. For each of 2006 and 2007, the goals and performance criteria include continuation of the timely and successful development of the Company’s product candidates and effective management of the growing operations at the Company.
     Each executive officer named below is a party to an employment agreement with the Company. These agreements have been filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. These agreements provide for the annual payment of bonuses in a range from zero to 200% of the target amount, dependent upon achievement of the performance goals identified at the beginning of each year. The bonus targets for each officer were established in the respective employment agreements. To the extent that such targets increase, the newly increased target amount becomes the minimum target amount for all future periods remaining during the term of the employment agreement.

	2006	2007
				Target
	Cash	Base	Target Bonus	Option Award
Named Executive Officer	Bonus ($)	Salary ($)	(% of base salary)	(shares)

David A. Arkowitz Chief Financial Officer and Treasurer	$146,010	$326,180	50%	40,000

Guy Macdonald Executive Vice President, Operations	146,010	326,180	50%	40,000
Additional information regarding compensation of executive officers will be included in Idenix’s proxy statement to be filed in connection with its Annual Meeting of Stockholders to be held on May 31, 2007.
Item 9.01.    Financial Statements and Exhibits
(c) Exhibits
     None.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

IDENIX PHARMACEUTICALS, INC.
Date: March 12, 2007	By:	/s/ David A. Arkowitz
David A. Arkowitz
Chief Financial Officer and Treasurer